Exhibit 99.1



  iBasis Announces Voluntary Internal Review of Stock Option Grants


    BURLINGTON, Mass.--(BUSINESS WIRE)--Sept. 11, 2006--iBasis, Inc. (NASDAQ:IBAS), the global VoIP company(TM), today announced that a special independent committee of its Board of Directors has commenced a voluntary internal review of iBasis' historical stock option grants. This internal review is being assisted by independent legal counsel. The Company will file the preliminary proxy related to its previously announced share purchase and sale agreement with Royal KPN N.V. pending the internal review.

    About iBasis

    Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(R) web-based offering (www.pingo.com) and disposable calling cards that are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers, including AT&T, Verizon, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, and Telefonica. iBasis carried 7.8 billion minutes of international voice over IP
(VoIP) traffic in 2005, and is one of the largest carriers of international voice traffic in the world(1). For four consecutive years service providers have named iBasis the best international wholesale carrier in ATLANTIC-ACM's annual International Wholesale Carrier Report Card(2). The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    iBasis and Pingo are registered marks, The global VoIP company is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

    This communication may be deemed to be solicitation material in respect of the proposed transaction between iBasis and Royal KPN. In connection with the proposed transaction, iBasis intends to file relevant materials with the SEC, including a proxy statement on
Schedule 14A. STOCKHOLDERS OF IBASIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING IBASIS'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and iBasis's stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from iBasis. Such documents are not currently available.

    Participants in Solicitation

    Royal KPN and its directors and executive officers, and iBasis and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of iBasis Common Stock in respect of the proposed transaction. Information about the directors and executive officers of Royal KPN is set forth in its Annual Report on Form 20-F for the year ended 2005, which was filed with the SEC on March 14, 2006. Information about the directors and executive officers of iBasis is set forth in iBasis's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2006. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement regarding the transaction when it becomes available.

    Safe Harbor for Forward-Looking Statements

    Statements in this document, including statements regarding the results of the internal investigation and any impact on the Company's results of operations that arise from such results, as well as the filing of the Company's preliminary proxy constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the outcome of the internal investigation, business conditions and volatility and uncertainty in the markets that iBasis serves, and the other factors described in iBasis's Quarterly Report on Form 10-Q for its most recently completed fiscal quarter and Annual Report on Form 10-K for its most recently completed fiscal year all of which are available at www.sec.gov. iBasis expressly disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

(1) Telegeography 2006 data compared with iBasis 2005 traffic volume.
(2) ATLANTIC-ACM International Wholesale Carrier Report Card - 2002, 2003, 2004, & 2005.


    CONTACT: iBasis, Inc.
             Media:
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net